Cullen/Frost Bankers, Inc.
                                        Form 10-Q
                                      Exhibit Index
Exhibit                         Description
- -------                         -----------
11                              Statement re: Computation of Earnings per Share

Exhibit 11




                             Cullen/Frost Bankers, Inc.
                     Computation of Earnings Per Common Share
                       Primary and Fully Diluted (Unaudited)
                      (in thousands, except per share amounts)

                                             Six Months Ended      Three Months Ended
                                                   June 30                June 30
                                           -------------------     -------------------
                                             1996        1995        1996        1995
- --------------------------                 -------     -------     -------     -------
Primary Earnings per Share

Net income applicable to common stock      $26,593     $21,862     $13,518     $11,223
                                           =======     =======     =======     =======

Weighted average shares outstanding         22,427      22,270      22,433      22,282
Addition from assumed exercise of
 stock options                                 418         304         427         342
                                           -------     -------     -------     -------
Weighted average number of common
 shares outstanding                         22,845      22,574      22,860      22,624
                                           =======     =======     =======     =======
Primary earnings per common share          $  1.16     $   .97     $   .59     $   .50



                                             Six Months Ended       Three Months Ended
                                                June 30                   June 30
                                           -------------------     -------------------
                                             1996        1995        1996        1995
- --------------------------------           -------     -------     -------     -------

Fully Diluted Earnings per Share

Net income applicable to common stock      $26,593     $21,862     $13,518     $11,223
                                           =======     =======     =======     =======

Weighted average shares outstanding         22,427      22,272      22,433      22,282
Addition from assumed exercise  of
 stock options                                 479         380         473         372
                                           -------     -------     -------      ------
Weighted average number of common
 shares outstanding                         22,906      22,652      22,906      22,654
                                           =======     =======     =======      ======
Fully diluted earnings per common share    $  1.16     $   .97     $   .59     $   .50
